Exhibit (i)(7)

1701 Market Street	Morgan, Lewis
Philadelphia, PA 19103-2921	& Bockius LLP
215-963-5000	Counselors at Law
Fax: 215-963-5001

December 21, 2007

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Re:	Opinion of Pennsylvania counsel regarding Post-Effective Amendment No. 81 to the Registration Statement filed on Form N-1A under the Securities Act of 1933

(the “Registration Statement”)

Ladies and Gentlemen:

We understand that you have acted as counsel to Morgan Stanley Institutional Fund Trust, a Pennsylvania business trust (the “Trust”), in connection with the above-referenced Registration Statement, which relates to the Trust’s units of beneficial interest, without par value (collectively, the “Shares”). In connection with the rendering of a legal opinion by you to the Trust with respect to the Trust’s filing of Post-Effective Amendment No. 81 to the Registration Statement (the “Amendment”) with the U.S. Securities and Exchange Commission (“SEC”) pursuant to Rule 485(b) of the Securities Act of 1933, as amended (the “1933 Act”), you have asked for our opinion with respect to the laws of the Commonwealth of Pennsylvania on the matters specified below. You have not asked for, and we do not offer, an opinion on any other matter related to the Trust or its organization or operations or the Registration Statement or any matter related thereto, except as specifically set forth below. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a)	copies of the Trust’s Amended and Restated Agreement and Declaration of Trust and all amendments and supplements thereto (the “Agreement and Declaration of Trust”);

(b)	a certificate executed by Mary E. Mullin, the Secretary of the Trust, certifying as to the Trust’s Agreement and Declaration of Trust and Amended and Restated By-Laws (the “By-Laws”), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

Clifford Chance US LLP

December 21, 2007

(c)	a printer’s proof of the Amendment.

In our capacity as Pennsylvania counsel, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the SEC, will be in substantially the form of the printer’s proof referred to in paragraph (c) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Agreement and Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable under the laws of the Commonwealth of Pennsylvania.

The opinion expressed herein is solely for your benefit in connection with the preparation and delivery of your opinion and, except as specifically stated below, may not be relied on in any manner or for any purpose by any other person, nor may copies be furnished to any other person without our prior written consent, except that you may furnish copies of this letter: (a) pursuant to an order or legal process of any court or governmental agency; and (b) in connection with any legal action arising out of the Registration Statement to which you are a party. We understand that you will refer to this opinion and us in your opinion. We hereby consent to such use of and reference to this opinion and to us.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/  Morgan, Lewis & Buckius LLP